Exhibit 99.1

Faraday Future Holds First Annual Stockholders’ Day, Company Provides FX Product Updates, Confirms FX Super One Launch Timing, and Secures 600 New Deposits from Multi-Channel Network (MCN) Agencies

●	The successful event reflects Faraday Future’s commitment to transparency, stockholder engagement, and long-term value creation as the Company accelerates toward its mission of revolutionizing the intelligent electric vehicle space.

●	The first exclusive offline product launch event for the FX Super One is scheduled on June 29, tailored for five key groups including stockholders and investors; the Super One Online Global Product Launch, a large-scale public launch event, is scheduled to be held on July 17.

●	With recent B2B agreements reached with two U.S. MCN agencies, the total number of FX’s B2B deposits for FX Super One has now reached over 2,500 units.

●	Attending stockholders and guests experienced a ride & drive, including multiple FX prototype mules, including the FX Super One, the FX 6, and FX 4.

●	FX unveiled the first design rendering of the FX 4 at the Stockholder Day event with plans to unveil the FX 4 product plan in Q3 2025 and begin accepting pre-orders before year end.

LOS ANGELES, California (June 1, 2025) – Faraday Future Intelligent Electric Inc. (NASDAQ: FFAI) (“Faraday Future”, “FF” or “Company”), a California-based global shared intelligent electric mobility ecosystem company, held its first Annual Stockholders’ Day on Saturday, May 31, at the Company’s global headquarters in Los Angeles. Attendees included stockholders and other Company guests who experienced Company presentations and updates, and personalized FF and FX vehicle ride and drive experiences.

The event also offered an open Q&A session with FF executives and a special private dinner after the event for stockholders, offering an exclusive opportunity to engage directly with Company leadership. Words of encouragement from some of the Company’s newest B2B partners were also delivered at the event.

“I want to personally thank all of the guests for being here at our very first ‘Annual Stockholders’ Day. It was a genuine pleasure to extend a welcoming hand to everyone who attended this event,” said Co-CEO YT Jia. “This was more than just another Company event, it showed our unwavering commitment to stockholder engagement, long-term value creation, and full commitment to our ’Stockholders-First’ principle.”

FX Product and Brand Updates

The Company plans to host the first exclusive offline product launch event for the FX Super One on June 29, tailored for five key groups: FF stockholders and investors; B2B sales partners and prospects; global supply chain partners; media, influencers and KOLs; co-creation officers and celebrities. Subsequently, FX will host a large-scale public launch event on July 17, the “Super One Online Global Product Launch”, targeting retail consumers and opening up the large-scale online B2C paid pre-orders.

FX Super One has now officially entered the parts procurement and production preparation phase. Internally, we’ve already started the countdown sprint toward having our first production vehicle off-line by year-end. Development of our second model and future products is also progressing steadily and according to plan.

The Company is seeing strong momentum with B2B pre-orders for the FX brand. With the latest paid pre-order agreements, totaling 600 units, signed with two MCN agencies: CreatoRev and Good Deal, total binding B2B deposits for FX Super One now cover over 2,500 non-binding pre-orders. This marks significant progress toward FX’s goal to disrupt the market dominance of some leading market players such as the Cadillac Escalade.

CreatoRev and Good Deal will also collaborate as paid co-creation partners, enhancing the AI-MPV experience.

This deep co-creation with leading American MCNs marks a breakthrough and key innovation in FX’s Co-Creation Ecosystem Online Direct Sales. Through this, we broke away from influencer advertising and pioneered an end-to-end B2B2C co-creation ecosystem model between an automaker and MCN-affiliated creators, a model that’s never been seen before in the global auto industry.

At this point, FX’s B2B pre-orders now expand to three major categories: FF Par (Partner) program; commercial rental and livery companies; and livestream ecommerce MCN agencies. In the first phase, we are planning to expand our reach across eight U.S. states (California, New York, Florida, Texas, Washington, New Jersey, Neveda, and Massachusetts). FX is expecting to unveil the FX 4 product plan in Q3 2025 and begin accepting pre-orders before year end. Positioned as “the disruptor of RAV4 in the AIEV era,” the FX 4 is the planned model with the greatest potential to become a true blockbuster and unlock the mainstream market within FX’s current product lineup.

Company Operation Updates

On the user operations front, the Company is accelerating the digitalization, systemization, and IT integration of its user engagement ecosystem, a key accomplishment for the mass production and delivery of FX next year.

On the after-sales service front, the Company is advancing the FX Service Par program, working to quickly establish collaborations with major automotive service providers, dealerships, and aftermarket partners.

The Company is building a robust internal R&D system, especially centered on bringing much of the software and AI, bringing the core technologies, software, and AI capabilities in our $300,000 flagship FF 91 to the FX product line. In the second half of the year, our voice interaction system based on large language models and the full FF ecosystem of services could be deployed in the planned FX Super One and FX 4.

The Company is working to complete the full-vehicle engineering, supply chain integration, testing and validation, mass production readiness, and U.S. regulatory compliance for the Super One and launching the hardware development of the FX 4.

FF has successfully built a complete cycle for the FF 91—from product definition to after-sales support. Leveraging our “Light, Swift, and Empowering” model, FX is able to complete this entire process in less time than the industry average.

Middle East Updates

As part of FF’s global strategy, the Company’s Middle East facility in Ras Al Khaimah Economic Zone (RAKEZ) is now ready for occupancy. The local team will be taking over shortly, bringing international production capacity another step closer to reality.

In the second half of the year, and contingent on available funding, FX aims to begin production of the FX Super One in the Middle East.

The Middle East strategy presents four key values:

1. Faster and more streamlined compliance processes;

2. A high concentration of high net-worth users with strong demand for luxury business-class vehicles like the Super One;

3. A critical opportunity to train our teams and validate our operational systems in preparation for large-scale U.S. market execution; and

4. Visibility from FX’s production, sales, and delivery, which will demonstrate our value and could bring strategic investors to the region.

ABOUT FARADAY FUTURE

Faraday Future is a California-based global shared intelligent electric mobility ecosystem company. Founded in 2014, the Company’s mission is to disrupt the automotive industry by creating a user-centric, technology-first, and smart driving experience. Faraday Future’s flagship model, the FF91, exemplifies its vision for luxury, innovation, and performance. The new FX strategy aims to introduce mass production models equipped with state-of-the-art luxury technology similar to the FF 91, targeting a broader market with middle-to-low price range offerings. FF is committed to redefining mobility through AI innovation. Join us in shaping the future of intelligent transportation. For more information, please visit https://www.ff.com/us/

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “plan to,” “can,” “will,” “should,” “future,” “potential,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding future partnerships, joint ventures and fundraising, plans and projections for the FX brand, including by not limited to the planned Super One and FX 4, future FX models, future FX reservations, use of capital and 10b5-1 purchase plans, are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include, among others: the ability to convert pre-orders into sales, none of which are binding; market demand for MPVs and MPV rentals; the Company’s ability to secure the necessary funding to execute on its AI, EREV and Faraday X (FX) strategies, each of which will be substantial; the Company’s ability to design and develop EREV technology; the Company’s ability to design and develop AI-based solutions; competition in the AI and EREV areas, where actual or potential competitors have or are likely to have substantial advantages relative to the Company, including but not limited to experience, expertise, funding, infrastructure and personnel; the ability of the Company to execute across multiple concurrent strategies, including the UAE, bridge strategy, or FX, EREV, AI, and US geographic expansion; the Company’s ability to secure necessary agreements to license third-party range extender technology and/or license or produce FX vehicles in the U.S., the Middle East, or elsewhere, none of which have been secured; the Company’s ability to homologate FX vehicles for sale in the U.S., the Middle East, or elsewhere; and the Company’s ability to secure necessary permits at its Hanford, CA production facility; the potential impact of tariff policy; each executive’s ability to cancel or amend his 10b5-1 purchase plan; potential volume limitations under Rule 144 or Rule 145 of the Securities Act of 1933, as amended, or Regulation M; the possible suspension of purchases due to a trading suspension, legal, regulatory or contractual restrictions; a subsequent determination that a 10b5-1 plan does not comply with Rule 10b5-1 or other applicable securities laws; the Company’s ability to continue as a going concern and improve its liquidity and financial position; the Company’s ability to pay its outstanding obligations; the Company’s ability to remediate its material weaknesses in internal control over financial reporting and the risks related to the restatement of previously issued consolidated financial statements; the Company’s limited operating history and the significant barriers to growth it faces; the Company’s history of losses and expectation of continued losses; the success of the Company’s payroll expense reduction plan; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the Company’s ability to cover future warranty claims; the success of other competing manufacturers; the performance and security of the Company’s vehicles; current and potential litigation involving the Company; the Company’s ability to receive funds from, satisfy the conditions precedent of and close on the various financings described elsewhere by the Company; the result of future financing efforts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s indebtedness; the Company’s ability to use its “at-the-market” program; insurance coverage; general economic and market conditions impacting demand for the Company’s products; potential negative impacts of a reverse stock split; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; circumstances outside of the Company’s control, such as natural disasters, climate change, health epidemics and pandemics, terrorist attacks, and civil unrest; risks related to the Company’s operations in China; the success of the Company’s remedial measures taken in response to the Special Committee findings; the Company’s dependence on its suppliers and contract manufacturer; the Company’s ability to develop and protect its technologies; the Company’s ability to protect against cybersecurity risks; and the ability of the Company to attract and retain employees, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-K filed with the SEC on March 31, 2025, and other documents filed by the Company from time to time with the SEC.

CONTACTS:

Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com

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